Exhibit 99.1

Contacts:	Amedisys, Inc.
	Kevin LeBlanc	Thomas J. Dolan
	Director of Investor Relations	Senior Vice President - Finance
	(225) 292 - 2031	(225) 292 - 2031
	kleblanc@amedisys.com	tdolan@amedisys.com

AMEDISYS REPORTS RECORD THIRD QUARTER REVENUE AND EARNINGS

COMPANY AGAIN RAISES 2007 REVENUE AND EPS GUIDANCE; PROVIDES PRELIMINIARY 2008 GUIDANCE

AMEDISYS TO HOST CONFERENCE CALL

TODAY AT 10:00 AM ET

BATON ROUGE, Louisiana (October 30, 2007) – Amedisys, Inc. (NASDAQ: “AMED”, “Amedisys” or “the Company”), one of America’s leading home health nursing companies, today reported its financial results for the third quarter ended September 30, 2007:

Three-Month Periods Ended September 30, 2007 and 2006

•	Net service revenue was $180.9 million, up 32.0% compared to $137.0 million reported for the third quarter of 2006.

•

Net income was $20.2 million or $0.77 per diluted share, inclusive of $4.2 million related to Alliance* or $0.16 per diluted share. Excluding the Alliance gain, net income was $16.0 million, up 51.6% compared to $10.6 million for the third quarter of 2006, with diluted earnings per share of $0.61 for the third quarter of 2007, up 27.1% from $0.48 per diluted share for the third quarter of 2006.

•	Diluted weighted average number of shares outstanding approximated 26.3 million compared to 21.9 million in the third quarter of 2006.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), excluding Alliance was $29.5 million, up 44.5% compared to $20.4 million during the third quarter of 2006.

Nine-Month Periods Ended September 30, 2007 and 2006

•	Net service revenue was $503.9 million, up 26.9% compared to $397.1 million reported for 2006.

•

Net income was $48.4 million or $1.85 per diluted share, inclusive of $4.2 million related to Alliance or $0.16 per diluted share. Excluding the Alliance gain, net income was $44.2 million, up 64.3% compared to $26.9 million for 2006, with diluted earnings per share of $1.69 for the nine-month period ended September 30, 2007, up 37.4% from $1.23 per diluted share for 2006.

•	Diluted weighted average number of shares outstanding approximated 26.2 million compared to 21.8 million in 2006.

•	EBITDA, excluding Alliance was $79.3 million, up 47.6% compared to $53.8 million during 2006.

“Our third quarter results were very strong, as we set record revenue and earnings,” said William F. Borne, Chief Executive Officer of Amedisys. “Our strategic objective is to be the leading provider of high-quality, low-cost home health services in the market. Our results show that we are succeeding in our objective by continuing to grow both our home health and hospice businesses. With our recently announced $100 million unsecured revolving credit agreement, $250 million shelf registration and over $70 million in cash, we have expanded our financial flexibility to take advantage of future growth opportunities through acquisitions and de novo start-ups.”

*	See footnote 1 on page 8 for explanation of Alliance.

The Company urges caution in considering its current trends and the 2007 and 2008 guidance disclosed in this press release. The home health and hospice industry is highly competitive, and trends and guidance are subject to numerous factors, risks and influences, some of which are discussed in the cautionary language at the end of this press release and others that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q which can be found on the Securities and Exchange Commission’s website, sec.gov, and the Company’s website,amedisys.com. The Company disclaims any obligations to update disclosed information on trends or targets other than in its periodic filings with the Securities and Exchange Commission

Updated 2007 Guidance

•	Net service revenue is anticipated to be in the range of $675 million to $690 million, excluding the effects of future acquisitions, if they are made.

•

Diluted earnings per share are expected to be in the range of $2.25 to $2.30 based on an estimated 26.3 million shares outstanding, excluding the $4.2 million or $0.16 per diluted share gain related to Alliance and also excluding the effects of future acquisitions, if they are made.

Preliminary 2008 Guidance†

•	Net service revenue is anticipated to be in the range of $800 million to $825 million, excluding the effects of any future acquisitions, if they are made.

•

Diluted earnings per share are expected to be in the range of $2.50 to $2.60 based on an estimated 26.7 million shares outstanding, also excluding the effects of any future acquisitions, if they are made.

†	The guidance for 2008 includes our estimate of the effects of the final rule issued by the Centers for Medicare and Medicaid Services (“CMS”) to redefine and update the Home Health PPS for calendar year 2008 (“final rule”), which was issued on August 22, 2007. The final rule included changes in the base rate calculation and case mix adjustment model, implementation of refinement to the payment system and imposed new quality of care data collection requirements, among other requirements. CMS also included a 3.0% increase to Medicare home health rates (“market basket increase”) for calendar year 2008 as its suggestion to the United States Congress (“Congress”) for its final review and approval.

Since April 27, 2007, when CMS first issued its Notice of Proposed Rulemaking regarding the Home Health PPS Refinement and Rate Update for Calendar Year 2008, we have worked to estimate the net impact of the CMS rule changes on our Medicare net service revenue for calendar year 2008. In order to make such an estimate and to prepare for this new payment system, we have made and continue to make changes to our systems necessary to implement the final rule. Our process has included modeling and testing our historical episode data with the inclusion of these changes. During this modeling process, we have benefited from the system wide roll-out of our Point of Care system, which has enabled our clinical assessment data to become more consistent when compared to a pure paper environment. While our programming, modeling and testing of the required changes is not complete, we have preliminarily estimated that implementation of the final rule will reduce our Medicare net service revenue for calendar year 2008 by approximately 1.0%. We have built into this estimate assumptions regarding various factors, which include, but are not limited to, changes to the final rule as currently written, changes to the proposed 3.0% market basket increase, future changes to our systems resulting from our continuing programming, modeling and testing process, differences in case mix used for the estimate and the actual case mix experienced in 2008, and various other contributing factors. Therefore, our estimate of the net impact of the final rule is subject to change. Likewise, our 2008 guidance is provisional, and we may update our guidance to account for subsequent changes in our estimate of the impact of the CMS final rule, or otherwise.

The following table provides some key statistical information related to the three and nine-month periods ended September 30, 2007 and 2006, respectively:

	For the three-month periods ended September 30,		For the nine-month periods ended September 30,
	2007	2006	2007	2006
General
Number of home health agencies	311	249	311	249
Number of hospice agencies	27	13	27	13
Number of managed agencies operated through joint ventures:
Home Health agencies	4	—	4	—
Hospice agencies	2	—	2	—
Number of agencies opened through acquisition (1)	21	1	39	14
Number of agencies opened as start-up locations (1)	7	15	30	28
Days revenue outstanding (2)	49.3	58.4	49.3	58.4
Internal growth rate (3)	11%	12%	13%	15%
Total visits (4)	1,102,913	878,386	3,124,096	2,533,298
Home Health
Medicare admissions (5)	30,274	26,276	88,867	77,560
Episodic-based admissions (6)	32,672	27,261	95,647	80,121
Completed episodes (7)	52,698	44,181	151,859	126,214
Revenue per episode (8)	$2,679	$2,627	$2,666	$2,642
Medicare visits per episode (9)	16.9	16.6	16.7	16.9

(1)	Inclusive of both home health and hospice agencies.

(2)	Due to the Company’s significant acquisitions and its internal growth, the calculation for days revenue outstanding is derived by dividing the ending gross accounts receivable, net of contractual allowances, at September 30, 2007 and September 30, 2006 by the average daily net patient revenue for the three-month periods ended September 30, 2007 and September 30, 2006, respectively.

(3)	Internal growth rate is calculated as the percentage increase in total episodic-based admissions of base and start-up agencies in the current period, as compared to admissions of total episodic-based admissions from the prior period.

(4)	Total visits are the number of times during the period that our registered nurses, licensed practical nurses, physical therapists, speech therapists, occupational therapists, medical social workers and home health aides visit all eligible patients in their residence.

(5)	Medicare admissions are defined as the number of patients admitted to our agencies during the period for the first 60-day episode of care where payment for services is anticipated to be reimbursed by Medicare.

(6)	Episodic-based admissions are defined as the number of patients admitted to our agencies during the period for the first 60-day episode of care where payors reimburse the Company for services provided on an episodic-basis, which include Medicare and other insurance carriers, including HMO Advantage programs.

(7)	Completed episodes are the number of Medicare patients that have either reached the end of their 60-day eligibility period or terminated their service before the 60-day eligibility period has lapsed.

(8)	Revenue per episode is the average revenue earned for each completed episode of care.

(9)	Medicare visits per episode is calculated by dividing the total number of Medicare visits on completed episodes in the period by the total number of Medicare episodes completed in the period.

Earnings Call and Webcast Information

To participate in the conference call, please dial 800-683-1525 (Domestic) or 973-872-3197 (International) a few minutes before 10:00 a.m. ET on Tuesday, October 30, 2007. A replay of the conference call will be available from 12:00 p.m. ET on October 30, 2007 until 12:00 p.m. ET on November 6, 2007. The replay dial in number is 877-519-4471 (Domestic) or 973-341-3080 (International). The replay pin number is 9363587.

The call will also be available on the Internet live and for seven days thereafter at the following web address:

http://www.videonewswire.com/event.asp?id=43333

Amedisys, Inc. is headquartered in Baton Rouge, Louisiana. Its common stock trades on the NASDAQ Global Select Market under the symbol “AMED”.

Additional information on the Company can be found at:

www.amedisys.com

Non-GAAP Financial Measure

This press release includes the following non-GAAP financial measure as defined under Securities and Exchange Commission (“SEC”) rules: EBITDA, defined as net income before provision for income taxes, net interest expense and depreciation and amortization. In accordance with SEC rules, the Company has provided herein a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure. Management believes that EBITDA is a useful gauge of the Company’s performance and because EBITDA is a common measure used by other companies in our industry EBITDA can be utilized to assess the performance of the Company in comparison to such other companies.

Forward-Looking Statements

When included in this press release, the words “believes”, “belief”, “expects”, “plans”, “anticipates”, “intends”, “projects”, “estimates”, “may”, “might”, “would”, and analogous expressions are intended to identify forward-looking statements. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: general economic and business conditions, changes in or failure to comply with existing regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical reimbursement levels, adverse changes in federal and state laws relating to the health care industry, demographic changes, availability and terms of capital, ability to attract and retain qualified personnel, ongoing development and success of new start-ups, changes in estimates and judgments associated with critical accounting policies and business disruption due to natural disasters or acts of terrorism, and various other matters, many of which are beyond our control. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or any changes in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such forward looking statement is based.

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	September 30, 2007 (unaudited)	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$66,592	$84,221
Restricted cash	5,933	4,797
Patient accounts receivable, net	86,553	74,929
Prepaid expenses	4,956	4,133
Other current assets	5,847	11,125

Total current assets	169,881	179,205
Property and equipment, net	66,709	52,960
Goodwill	307,375	213,032
Intangible assets, net	13,891	12,733
Other assets, net	6,871	5,826

Total assets	$564,727	$463,756

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,370	$14,339
Accrued expenses	66,286	46,587
Obligations due Medicare	2,811	6,139
Current portion of long-term obligations	10,356	3,223
Current portion of deferred income taxes	13,344	11,630

Total current liabilities	107,167	81,918
Long-term obligations, less current portion	13,325	2,114
Deferred income taxes	13,221	10,781
Other long-term obligations	6,036	4,936

Total liabilities	139,749	99,749
Minority interests	831	—
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 and 30,000,000 shares authorized at September 30, 2007 and December 31, 2006, respectively; 26,299,050 and 25,902,210 shares issued at September 30, 2007 and December 31, 2006, respectively; and 26,193,932 and 25,798,723 shares outstanding at September 30, 2007 and December 31, 2006, respectively	26	26
Additional paid-in capital	291,706	279,553
Treasury stock at cost, 105,118 and 103,487 shares of common stock held at September 30, 2007 and December 31, 2006, respectively	(437)	(379)
Accumulated other comprehensive loss	(3)	—
Retained earnings	132,855	84,807

Total stockholders’ equity	424,147	364,007

Total liabilities and stockholders’ equity	$564,727	$463,756

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Amounts in thousands, except per share data)

(Unaudited)

	For the three-month periods ended September 30,		For the nine-month periods ended September 30,
	2007	2006	2007	2006
Net service revenue	$180,910	$137,041	$503,948	$397,138
Cost of service, excluding depreciation and amortization	79,300	59,877	220,991	172,311
General and administrative expenses:
Salaries and benefits	43,238	32,389	123,709	98,559
Non-cash compensation	828	797	2,359	1,990
Other	27,955	23,326	76,796	70,367
Depreciation and amortization	3,853	2,487	9,624	7,337

Operating expenses	155,174	118,876	433,479	350,564

Operating income	25,736	18,165	70,469	46,574
Other income (expense):
Interest income	965	209	3,120	635
Interest expense	(209)	(873)	(476)	(3,119)
Equity in earnings/(losses) of unconsolidated joint ventures	(43)	—	(43)	—
Alliance	4,212	—	4,212	—
Miscellaneous, net	(64)	(247)	(711)	(142)

Total other income (expense)	4,861	(911)	6,102	(2,626)

Income before income taxes and minority interest	30,597	17,254	76,571	43,948
Income tax expense	(10,391)	(6,695)	(28,183)	(17,052)
Minority interests	10	—	10	—

Net income	$20,216	$10,559	$48,398	$26,896

Net income per common share:
Basic	$0.78	$0.49	$1.88	$1.26

Diluted	$0.77	$0.48	$1.85	$1.23

Weighted average shares outstanding:
Basic	25,899	21,468	25,768	21,308

Diluted	26,332	21,928	26,192	21,779

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	For the nine-month periods ended September 30,
	2007	2006
Cash Flows from Operating Activities:
Net income	$48,398	$26,896
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,624	7,337
Provision for doubtful accounts	9,032	7,747
Non-cash compensation expense	2,359	1,990
401(k) employer match expense	4,627	5,199
Loss on disposal of property and equipment	301	459
Deferred income taxes	3,755	8,745
Minority interests	(10)	—
Equity in earnings/(losses) of unconsolidated joint ventures	43	—
Alliance	(4,212)	—
Amortization of deferred debt issuance costs	—	362
Changes in assets and liabilities, net of impact of acquisitions
(Increase) in patient accounts receivable	(19,442)	(21,102)
Decrease in other current assets	4,189	926
Decrease in other assets	1,458	756
(Decrease) in accounts payable	(1,215)	(17,290)
Increase in accrued expenses	22,811	7,135
Increase in other long-term obligations	260	472
(Decrease) in obligations due Medicare	(216)	(3,244)

Net cash provided by operating activities	81,762	26,388

Cash Flows from Investing Activities:
Proceeds from sales and maturities of short-term investments	89,000	50
Sale of deferred compensation plan assets	698	—
Proceeds from the sale of property and equipment	3,091	—
Deposits into restricted cash	(1,136)	—
Purchase of deferred compensation plan assets	(1,955)	—
Purchases of property and equipment	(23,087)	(20,419)
Acquisitions of businesses, net of cash acquired	(79,154)	(10,312)
Purchases of short-term investments	(89,000)	—

Net cash (used in) investing activities	(101,543)	(30,681)

Cash Flows from Financing Activities:
Proceeds from issuance of stock upon exercise of stock options	2,138	2,505
Proceeds from issuance of stock to employee stock purchase plan	1,896	1,465
Tax benefit from stock option exercises	1,134	1,127
Proceeds from short-term revolving line of credit	—	10,000
Principal payments of short-term revolving line of credit	—	(10,000)
Principal payments of long-term obligations	(3,016)	(8,180)

Net cash provided by (used in) financing activities	2,152	(3,083)

Net (decrease) in cash and cash equivalents	(17,629)	(7,376)
Cash and cash equivalents at beginning of period	84,221	17,231

Cash and cash equivalents at end of period	$66,592	$9,855

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$260	$3,038

Cash paid for 2005 payroll taxes under Hurricane Relief Act extended deadlines	$—	$18,773

Cash paid for income taxes, net of refunds received	$17,455	$2,870

Supplemental Disclosures of Non-Cash Financing and Investing Activities:
Notes payable issued for acquisitions	$15,892	$2,520

Notes payable issued for software licenses	$5,501	$—

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands)

	For the three-month periods ended September 30,		For the nine-month periods ended September 30,
	2007	2006	2007	2006
Net income	$20,216	$10,559	$48,398	$26,896
Less:
Alliance (1)	(4,212)	—	(4,212)	—
Add:
Provision for income taxes	10,391	6,695	28,183	17,052
Interest (income) expense, net	(756)	664	(2,644)	2,484
Depreciation and amortization	3,853	2,487	9,624	7,337

Earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (2)	$29,492	$20,405	$79,349	$53,769

(1)	Alliance Home Health, Inc. (“Alliance”), a wholly owned subsidiary of the Company filed for Chapter 7 federal bankruptcy protection in September 2000. That case is now concluded. As a result, the remaining $4.2 million liabilities of Alliance were extinguished and the Company is not liable for any of these obligations. The discharge of the liabilities was a non-taxable event.

(2)	EBITDA is defined as net income before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.